UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2021

KISSES FROM ITALY INC.

(Exact name of registrant as specified in charter)

Florida	000-55967	46-2388377
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

80 SW 8th Street, Suite 2000 Miami, FL	33130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 423-7129

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Agreement.

On April 22, 2021, Kisses From Italy Inc., a Florida corporation (the “Company”), caused its wholly-owned subsidiary, Kisses from Italy-Franchising, LLC (“Franchisor”), to enter into a Consulting Agreement (the “Consulting Agreement”) with Fransmart, LLC, a Delaware limited liability company (“Fransmart”), effective as of April 16, 2021, pursuant to which the Franchisor engaged Fransmart as its exclusive global franchise developer and representative for a period of ten years.

In consideration for its services under the Consulting Agreement, Fransmart is entitled to receive certain fees, royalties and commissions expressly contingent upon Fransmart achieving certain agreed upon milestones on behalf of the Company. In addition, Fransmart was granted stock options (“Stock Options”) to purchase up to 16,000,000 shares of the Company’s common stock, exercisable by Fransmart on a cashless basis.

Fransmart is entitled to terminate the Agreement in the event of a default by Franchisor of its obligations under the Agreement, if not cured within thirty (30) days of written notice. In the event of early termination due to Franchisor’s default, in addition to all other amounts due and payable by Franchisor to Fransmart as of the date of termination, Franchisor shall pay Fransmart an amount equal to the trailing twelve months commissionable revenue generated by franchising, as described in the Consulting Agreement, multiplied by the number of years remaining of the term of the Consulting Agreement. If Fransmart is in default of its obligations under this Agreement, Franchisor may terminate this Agreement if such default is not cured within forty-five (45) days after receipt of a written notice of default. Franchisor also has the right, after the beginning of the sixth year of the term of the Consulting Agreement, upon written notice to Fransmart, to terminate this Agreement by paying Fransmart, in one lump sum, unless otherwise approved by Fransmart, an early termination fee of $4,000,000, if the sales of qualified franchise units to date are under 110% of the performance requirements; $6,000,000 if the sales are between 111% and 200% of the performance requirements; and $8,000,000 if the sales are over 200%.

The foregoing description of the Consulting Agreement is qualified in its entirety by reference to the full text of such Consulting Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein in its entirety by reference.

Item 3.02	Unregistered Sale of Equity Securities.

The information contained in Item 1.01 above is hereby incorporated by reference into this Item 3.02. The Company’s issuance of the Stock Options to Fransmart was made without registration under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of the applicable state, in reliance on the exemptions provided by Section 4(a)(2) of the Securities Act.

Item 7.01	Regulation FD Disclosure.

On April 22, 2021, the Company issued a press release reporting its entry into the Consulting Agreement with Fransmart. The text of the press release is furnished as Exhibit 99.1 hereto and incorporated herein by reference.

The information in this Item 7.01 of this Report, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any of the Company’s filings under the Securities Act, or the Exchange Act, whether made before or after the date hereof, except as shall be expressly set forth by specific reference to this Report in such filing.

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Cautionary Statements

This filing includes “forward-looking statements.” All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Actual results could vary significantly from those expressed or implied in such statements and are subject to a number of risks and uncertainties. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect the Company’s operations, financial performance, and other factors as discussed in the Company’s filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in the periodic reports the Company files with the SEC. You are urged to carefully review and consider the cautionary statements and other disclosures made in those filings, specifically those under the heading “Risk Factors.” The Company does not undertake any duty to update any forward-looking statement except as required by law.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Consulting Agreement, dated April 22, 2021, but effective as of April 16, 2021, by and between Fransmart, LLC, a Delaware limited liability company, and Kisses from Italy-Franchising, LLC (Information has been excluded from Exhibit 10.12 because it is both (i) not material and (ii) would be competitively harmful if publicly disclosed.)

99.1	Press Release, dated April 22, 2021

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2021	KISSES FROM ITALY INC.

	By:	/s/ Claudio Ferri
Claudio Ferri Chief Executive Officer

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